Exhibit 99.1

FOR IMMEDIATE RELEASE

EBIX THIRD QUARTER EPS RISES TO A RECORD $0.40 PER SHARE

- Nine Months EPS Increases 54% to a Record $1.08 Per Share -

ATLANTA, GA – October 31, 2005 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions to the insurance industry, today reported financial results for the third quarter (Q3 ‘05) and nine months ended September 30, 2005.  Ebix will host a conference call and webcast to review the quarter tomorrow, Tuesday, November 1st at 10:00 a.m. EST.  Both the call and webcast are open to the general public.

Telephone: Domestic – 800/256-6003; International – 415/908-4758

Live Webcast/Replay: available at http://www.ebix.com and archived for 90 days.

Ebix’s total revenue for the quarter rose four percent to $5.9 million, compared to $5.7 million during the third quarter of 2004.

Ebix’s operating income rose 13 percent to $1.1 million in the 2005 third quarter, compared to operating income of $1.0 million in the third quarter of 2004.  The Company also reported a 25 percent increase and record quarterly net income of $1.2 million, or $0.40 per diluted share, in the third quarter of 2005, versus net income of $0.98 million, or $0.31 per diluted share, in the third quarter of 2004.  Q3 ‘05 results were based on 3.1 million weighted average diluted shares outstanding during the period, approximately 0.1 million fewer than the comparable three-month period in 2004.  The modest decrease in the weighted average reflects an initial benefit from the Company’s repurchase of 200,000 shares, at $13.50 per share, in late April 2005.

For the first nine months of 2005, Ebix’s total revenue rose 26 percent to $17.9 million, compared to $14.3 million in the first nine months of 2004.

Ebix’s operating income rose 54 percent to $3.5 million in the first nine months of 2005, compared to operating income of $2.3 million in the first nine months of 2004.  The Company’s net income rose 58 percent to $3.4 million, or $1.08 per diluted share, in the first nine months of 2005, compared to net income of $2.1 million, or $0.70 per diluted share, in the first nine months of 2004.  Results for the first nine months of 2005 were based on 3.1 million weighted average diluted shares outstanding, compared to 3.1 million weighted average diluted shares outstanding in the year ago period.

Ebix President and Chief Executive Officer Robin Raina, commented, “Ebix continued to deliver strong operating results across the business during the third quarter, leading to another period of year-over-year EPS improvement.  This improvement is all the more gratifying as one of our persistent challenges the past few years has been to offset the ongoing decline in revenues from our legacy support business as we transition our business to new ASP, software development and other revenue sources.  Our healthy increase in net income and EPS in the period also reflects the company’s operating leverage, expense management disciplines and the benefit of our share repurchase.

“For the first nine months of 2005, Ebix has already significantly surpassed its full-year net income of $2.2 million, or $0.72 per diluted share, for the full 2004 year.  Importantly, on an operating cash flow basis, Ebix generated $3.8 million in net cash for the first nine months of 2005, representing an increase of over 200% from the comparable level in 2004.

“Having successfully integrated two acquisitions over the past year and solidified a substantial base of recurring revenue, we are now focused on developing long-term growth opportunities that leverage our unique insurance industry expertise.  We are fortunate to have built a strong customer base of leading insurance industry brokers and carriers and an increasing global reach.  We look to build upon these strengths in the coming year.  In particular, we are planning to make a significant investment in expanding our footprint in Europe, a region where we have made some solid progress and see substantial opportunity.”

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled it to be awarded Level 4 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended

December 31, 2004, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward-looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

(financial tables follow)

Robin Raina, President/CEO	David Jacoby, Robert Rinderman
Ebix, Inc.	Jaffoni & Collins Incorporated
678/281-2020	212/835-8500 or EBIX@jcir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except for share and per share amounts)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,539	$5,843
Restricted cash	3,000	3,000
Accounts receivable, less allowance of $12 and $13, respectively	3,241	3,256
Other current assets	847	587
Total current assets	12,627	12,686
Property and equipment, net	1,498	1,450
Goodwill	12,460	12,669
Intangibles, net	3,575	4,234
Other assets	335	296
Total assets	$30,495	$31,335
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,409	$3,500
Accounts payable and accrued expenses	1,697	1,781
Accrued payroll and related benefits	1,170	1,522
Current portion of long term debt	510	977
Deferred revenue	3,159	2,989
Total current liabilities	9,945	10,769
Long term debt, less current portion	2,314	2,796
Redeemable common stock (157,728 and 357,728 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively) stated at redemption price	1,522	4,262

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 2,734,504 and 2,911,154 shares issued and outstanding, respectively	273	291
Additional paid-in capital	92,760	92,717
Deferred compensation	(300)	(376)
Accumulated deficit	(76,633)	(80,011)
Accumulated other comprehensive income	614	887
Total stockholders’ equity	16,714	13,508
Total liabilities and stockholders’ equity	$30,495	$31,335

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenue:
Software	$390	$174	$1,000	$734
Services and other (Including revenues from related parties of $963, $1,004, $2,720 and $2,681, respectively)	5,506	5,482	16,934	13,532
Total revenue	5,896	5,656	17,934	14,266
Operating expenses:
Services and other costs	1,594	1,422	4,503	3,885
Product development	892	781	2,459	2,202
Sales and marketing	547	431	1,547	1,127
General and administrative	1,413	1,684	4,928	3,950
Amortization and depreciation	317	338	965	810
Total operating expenses	4,763	4,656	14,402	11,974
Operating income	1,133	1,000	3,532	2,292
Interest income	125	28	290	70
Interest expense	(142)	(105)	(357)	(108)
Foreign exchange gain (loss)	(17)	(3)	58	5
Income before income taxes	1,099	920	3,523	2,259
Income tax benefit (expense)	127	61	(145)	(122)

Net income	$1,226	$981	$3,378	$2,137

Basic earnings per common share	$0.45	$0.34	$1.20	$0.78

Diluted earnings per common share	$0.40	$0.31	$1.08	$0.70

Basic weighted average shares outstanding	2,734	2,900	2,808	2,742

Diluted weighted average shares outstanding	3,089	3,208	3,123	3,064

Ebix, Inc. and Subsidiaries

1.                                                               Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$3,378	$2,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	965	814
Stock-based compensation	(13)	53
Restricted stock compensation	48	—
Provision for doubtful accounts	6	123
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	9	(628)
Other assets	(299)	(505)
Accounts payable and accrued expenses	(84)	(210)
Accrued payroll and related benefits	(352)	(847)
Deferred revenue	170	340
Net cash provided by operating activities	3,828	1,277
Cash flows from investing activities:
Acquisition of LifeLink, net of cash acquired	—	(4,763)
Acquisition of Heart, net of cash acquired	—	(3,152)
Capital expenditures	(382)	(170)
Net cash used in investing activities	(382)	(8,085)
Cash flows from financing activities:
Proceeds from borrowings related to line of credit	—	3,500
Payments on line of credit	(91)	—
Repurchase of stock guarantee	(2,700)	—
Restricted cash	—	(3,000)
Proceeds from the exercise of stock options	65	45
Proceeds from the issuance of common stock, net of issuance costs	—	2,977
Payments of long term debt	(949)	(73)
Net cash (used in) provided by financing activities	(3,675)	3,449
Effect of foreign exchange rates on cash	(75)	—
Net change in cash and cash equivalents	(304)	(3,359)
Cash and cash equivalents at the beginning of the period	5,843	7,915
Cash and cash equivalents at the end of the period	$5,539	$4,556

Supplemental disclosures of cash flow information:
Interest paid	$155	$43
Income taxes paid	$260	$342

Supplemental schedule of noncash investing activities:

During the first quarter of 2004, the Company purchased all of the capital stock of LifeLink Corporation for consideration which included 200,000 shares of common stock valued at $3,000,000, cash of $5,000,000, and a note payable of $2,226,000.  The Company also capitalized approximately $128,000 of transaction costs in conjunction with the acquisition.

During the third quarter of 2004, Ebix Australia acquired the operating assets of Heart Consulting PTY Ltd. in exchange for an aggregate purchase price (in Australian dollars) of A$10,175,000 ($7,116,000 USD) (based on the exchange rate as published by the Reserve Bank of Australia on July 1, 2004 of A$0.6994 per United States Dollar (“USD”)) payable as follows: A$5,175,000 ($3,619,000 USD) in cash at closing, A$2,000,000 ($1,399,000 USD) payable under stand-by letters of credit issued by the Company’s lender on the Company’s line of credit in three equal annual installments on each of the first, second and third anniversaries of the closing (the “Deferred Payments”), and A$3,000,000 ($2,098,000 USD) payable in 157,728 shares of common stock of Ebix issued at the closing. The Company also capitalized approximately $106,000 of transaction costs in conjunction with the acquisition.